Exhibit 21.1

SUPERVALU INC.

Subsidiaries

(All are Subsidiary Corporations 100% Owned Directly or Indirectly, Except as Noted)

	JURISDICTION OF ORGANIZATION	PERCENTAGE OF VOTING SECURITIES OWNED BY IMMEDIATE PARENT
SUPERVALU INC.
Advantage Logistics USA, Inc.	Delaware	100%
Advantage Logistics USA West L.L.C.	Delaware Limited Liability Company	100%
Arden Hills 2003 L.L.C.	Delaware Limited Liability Company	90%
Blaine North 1996 L.L.C.	Delaware Limited Liability Company	70%
Bloomington 1998 L.L.C.	Delaware Limited Liability Company	40%
Burnsville 1998 L.L.C.	Delaware Limited Liability Company	77.5%
Champlin 2005 L.L.C.	Delaware Limited Liability Company	51%
Coon Rapids 2002 L.L.C.	Delaware Limited Liability Company	64%
Diamond Lake 1994 L.L.C.	Delaware Limited Liability Company	25%
Diamond Lake 2004, LLC	Minnesota Limited Liability Company	100%
Forest Lake 2000 L.L.C.	Delaware Limited Liability Company	65%
Fridley 1998 L.L.C.	Delaware Limited Liability Company	74.5%
Hastings 2002 L.L.C.	Delaware Limited Liability Company	51.0%
Inver Grove Heights 2001 L.L.C.	Delaware Limited Liability Company	66.0%
Keltsch Bros., Inc.	Indiana	100%
Maplewood East 1996 L.L.C.	Delaware Limited Liability Company	70%
Monticello 1998 L.L.C.	Delaware Limited Liability Company	90%
NAFTA Industries Consolidated, Inc.	Texas	51%
NC & T Supermarkets, Inc.	Ohio	100%
Nevada Bond Investment Corp. I	Nevada	100%
Northfield 2002 L.L.C.	Delaware Limited Liability Company	51%
Planmark Architecture of Oregon, P.C.	Oregon	100%
Planmark, Inc.	Minnesota	100%
Plymouth 1998 L.L.C.	Delaware Limited Liability Company	62.5%
Preferred Products, Inc.	Minnesota	100%
Richfood Holdings, Inc.	Delaware	100%
Market Company, Ltd.	Bermuda	100%
Market Funding, Inc.	Delaware	100%
Retail Licensing Corporation	Delaware	100%
Richfood, Inc.	Virginia	100%
Bridgeview Warehouse, L.L.C.	Delaware Limited Liability Company	100%
75th Avenue Headquarters, L.L.C.	Delaware Limited Liability Company	100%
Cabot-Morgan Real Estate Company	Delaware	100%
California Ontario Warehouse, LLC	Delaware Limited Liability Company	100%
Dart Group Financial Corporation	Delaware	100%
Discount Books East Corporation	Delaware	100%
Eastern Region Management Corporation	Virginia	100%
Great Valu, L.L.C.	Virginia Limited Liability Company	100%
G.W.M. Holdings, Inc.	Virginia	100%
Market Brands, Inc.	Delaware	100%
Market Improvement Corporation	Virginia	100%
Market Insurance Agency, Inc.	Virginia	100%
Market Leasing Company	Virginia	100%
Pennsy Drive Warehouses, LLC	Delaware Limited Liability Company	100%
Rich-Temps, Inc.	Virginia	100%
Rotelle Management, Inc.	Pennsylvania	100%
SFW Holding Corp.	Delaware	100%
Shoppers Food Warehouse Corp.	Delaware	100%
RBC Corporation	Maryland	100%
SFW Investment Corp.	Delaware	100%
SFW Licensing Corp.	Delaware	100%

	JURISDICTION OF ORGANIZATION	PERCENTAGE OF VOTING SECURITIES OWNED BY IMMEDIATE PARENT
Shoppers Charitable Foundation, Inc.	Maryland	100%
Spring House Leasing, Inc.	Pennsylvania	100%
Super Rite Foods, Inc.	Delaware	100%
FF Acquisition, L.L.C.	Virginia Limited Liability Company	100%
FF Construction L.L.C.	Virginia Limited Liability Company	100%
Foodarama LLC	Delaware Limited Liability Company	100%
Foodarama, Inc.	Maryland	100%
Foodarama Group, Inc.	Maryland	100%
Midway Markets of Delaware, Inc.	Delaware	100%
Food-A-Rama G.U., Inc.	Maryland	100%
SRF Subsidiary Corporation	Delaware	100%
Richfood Procurement, L.L.C.	Virginia Limited Liability Company	100%
Risk Planners Agency of Ohio, Inc.	Ohio	100%
Risk Planners of Mississippi, Inc.	Mississippi	100%
Risk Planners of Pennsylvania, Inc.	Pennsylvania	100%
Risk Planners, Inc.	Minnesota	100%
Risk Planners of Illinois, Inc.	Illinois	100%
Risk Planners of Montana, Inc.	Montana	100%
Risk Planners of Washington, Inc.	Washington	100%
Savage 2002 L.L.C.	Delaware Limited Liability Company	51%
Shakopee 1997 L.L.C.	Delaware Limited Liability Company	25%
Shorewood 2001 L.L.C.	Delaware Limited Liability Company	55%
Silver Lake 1996 L.L.C.	Delaware Limited Liability Company	51%
SUPERVALU Finance, Inc.	Minnesota	100%
SUPERVALU Holdings, Inc.	Missouri	0.1%
SUPERVALU Management Corp.	Delaware	100%
SUPERVALU Pharmacies, Inc.	Minnesota	100%
SUPERVALU Receivables, Inc.	Delaware	100%
SUPERVALU Transportation, Inc.	Minnesota	100%
Sweet Life Products Corporation	New York	75%
Tidyman’s, LLC	Delaware Limited Liability Company	40%
Total Logistics, Inc.	Wisconsin	100%
TLC Holdings, Inc.	Wisconsin	100%
TLC Resources, LLC	Delaware Limited Liability Company	1%
Total Logistic Control, LLC	Delaware Limited Liability Company	100%
Integrated Transportation Logistics, L.L.C.	Michigan Limited Liability Company	45%
TLC Resources, LLC	Delaware Limited Liability Company	99%
Zero Zone, Inc.	Wisconsin	100%
Zero Zone Refrigeration, LLC	Wisconsin Limited Liability Company	100%
Valu Ventures, Inc.	Minnesota	100%
W. Newell & Co., LLC	Delaware	100%
Western Dairy Distributors, Inc.	Colorado	100%

Supermarket Operators of America Inc.	Delaware	100%
Advantage Logistics—Michigan, Inc.	Delaware	100%
Advantage Logistics—Southeast, Inc.	Alabama	100%
Clyde Evans Markets, Inc.	Ohio	100%
Scott’s Food Stores, Inc.	Indiana	100%
SV Ventures*	Indiana General Partnership	50%
SUPERVALU Receivables Funding Corporation	Delaware	100%

	JURISDICTION OF ORGANIZATION	PERCENTAGE OF VOTING SECURITIES OWNED BY IMMEDIATE PARENT
SUPERVALU Holdings, Inc.	Missouri	99.5%
Advantage Logistics Southwest, Inc.	Arizona	100%
Advantage Logistics – PA LLC	Pennsylvania Limited Liability Company	100%
Advantage Logistics USA East L.L.C.	Delaware Limited Liability Company	100%
Airway Redevelopment Corporation	Missouri	100%
Augsburgers, Inc.	Indiana	100%
Butson’s Enterprises, Inc.	New Hampshire	100%
Butson’s Enterprises of Massachusetts, Inc.	Massachusetts	100%
Butson’s Enterprises of Vermont, Inc.	Vermont	100%
Keatherly, Inc.	New Hampshire	100%
SUPERVALU Holdings, Inc.	Missouri	0.1%
Peoples Market, Incorporated	New Hampshire	100%
East Main Development, Inc.	Rhode Island	100%
Foodland of Charleston, Inc.	South Carolina	100%
GM Distributing, Inc.	California	100%
John Alden Industries, Inc.	Rhode Island	100%
Livonia Holding Company, Inc.	Michigan	100%
Foodland Distributors	Michigan General Partnership	50%
Mohr Developers, Inc.	Missouri	100%
Mohr Distributors of Litchfield, Inc.	Illinois	100%
Moran Foods, Inc.	Missouri	100%
Deals-Nothing Over A Dollar, L.L.C.	Missouri Limited Liability Company	100%
Save-A-Lot Food Stores, Inc.	Missouri	100%
SUPERVALU Holdings, Inc.	Missouri	0.1%
Lot 18 Redevelopment Corporation	Missouri	100%
Save-A-Lot Holdings, Inc.	Delaware	100%
Save-A-Lot Food Stores, Ltd.	Bermuda	100%
R&M Kenosha LLC	Delaware Limited Liability Company	100%
Shop ‘N Save Warehouse Foods, Inc.	Missouri	100%
Shop ‘N Save St. Louis, Inc.	Missouri	100%
SUPERVALU Holdings, Inc.	Missouri	0.1%
WSI Satellite, Inc.	Missouri	100%
SUPERVALU Holdings – PA LLC	Pennsylvania Limited Liability Company	100%
SUPERVALU Terre Haute Limited Partnership	Indiana Limited Partnership	12%
SV Markets, Inc.	Ohio	100%
SV Ventures*	Indiana General Partnership	50%
SUPERVALU Holdings, Inc.	Missouri	0.1%
SVH Holding, Inc.	Delaware	100%
SVH Realty, Inc.	Delaware	100%
TC Michigan LLC	Michigan Limited Liability Company	100%
Total Insurance Marketing Enterprises, Inc.	Pennsylvania	100%
Ultra Foods, Inc.	New Jersey	100%
Verona Road Associates, Inc.	Pennsylvania	100%
WC&V Supermarkets, Inc.	Vermont	100%
Wetterau Finance Co.	Missouri	100%
Wetterau Insurance Co. Ltd.	Bermuda	100%

*	SV Ventures is a general partnership between SUPERVALU Holdings, Inc. and Scott’s Food Stores, Inc. each of which holds a 50% interest. Both general partners are direct subsidiaries of Supermarket Operators of America, Inc.

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